                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                            [ ]  Confidential, for Use of the Commission
                                                                 Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           U.S. ENERGY SYSTEMS, INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                           U.S. ENERGY SYSTEMS, INC.
                       515 NORTH FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1999

     You are invited to attend our Annual Meeting of Stockholders, which will be held on November 16, 1999, at 10:00 a.m. at The City Athletic Club, 50 W. 54th Street, New York, New York, for the following purposes:

          1) To elect three Class II Directors to hold office for a term of three years each, and one Class I Director to hold office for a term of two years, or until their respective successors are duly elected and qualified; and

          2) To transact such other business as may properly come before you at the annual meeting and any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on October 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Seymour J. Beder
                                          Seymour J. Beder
                                          Chief Financial Officer and Secretary

West Palm Beach, Florida
October 18, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           U.S. ENERGY SYSTEMS, INC.
                       515 NORTH FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401

                                PROXY STATEMENT

     The Board of Directors of U.S. Energy Systems, Inc., a Delaware corporation, has enclosed a proxy for use at the Annual Meeting of Stockholders to be held on November 16, 1999, at 10:00 a.m., or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement. The annual meeting will be held at The City Athletic Club, 50 W. 54th Street, New York, New York. The approximate date of mailing this proxy statement and accompanying proxy card to all stockholders entitled to vote at the annual meeting is October 18, 1999.

INFORMATION CONCERNING SOLICITATION OF PROXIES

     We will bear the entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement, the proxy and any additional information furnished to the stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We will reimburse persons representing beneficial owners of common stock for their costs in forwarding solicitation materials to such beneficial owners.

     We may supplement original solicitation of proxies by telephone, telegram and personal solicitation by our directors, officers or other regular employees or agents. No additional compensation will be paid to directors, officers or other regular employees or agents for such services. The persons named as proxies were selected by the Board of Directors and are executive officers or directors of U.S. Energy Systems.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of our common stock and Series A Convertible Preferred Stock at the close of business on October 1, 1999 (referred to herein as the "Record Date") will be entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, we had outstanding 5,153,003 shares of common stock and 277,778 shares of Series A Preferred Stock.

     Each holder of record of common stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. When the enclosed proxy has been properly executed and returned, the shares it represents will be voted at the annual meeting as specified. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     The holders of shares of Series A Preferred Stock have the right to vote on any matter that comes before our common stock holders. Each share of Series A Preferred Stock currently has four votes, subject to adjustment upon the happening of certain specified events. Of the 277,778 shares of Series A Preferred Stock outstanding as of the Record Date, 250,000 are beneficially owned by Energy Systems Investors, LLC, a company controlled by Lawrence Schneider, one of our directors, and the remaining 27,778 shares are beneficially owned directly by Lawrence Schneider.

     Executed proxies with no instructions indicated thereon that have not been revoked will be voted:

          (i) FOR the election of three Class II Directors and one Class I Director, as set forth below under "PROPOSAL ONE -- ELECTION OF DIRECTORS"; and

          (ii) to transact such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

QUORUM AND REQUIRED VOTE

     As set forth in our bylaws, the attendance, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. If less than a majority of the outstanding shares of capital stock are represented at the annual meeting, the Board of Directors may adjourn the annual meeting from time to time without further notice until a quorum is obtained. Our capital stock is comprised of our common stock and Series A Preferred Stock.

     In accordance with the General Corporation Law of the State of Delaware and our bylaws, in order to be elected, each director must receive the affirmative vote of a plurality of the votes cast by the shares of common stock and Series A Preferred Stock represented at the annual meeting.

     Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved. You will not have any dissenters' rights of appraisal in connection with the proposals contemplated herein.

REVOCABILITY OF PROXIES

     If you give a proxy pursuant to this solicitation, you have the power to revoke it any time before it is voted. You may revoke your proxy by filing with our Secretary, at our principal executive office, 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401, a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers are as follows:

NAME                                     AGE                  POSITION
----                                     ---                  --------
Theodore Rosen.........................  74    Chairman of the Board of Directors
Richard H. Nelson......................  59    President, Chief Executive Officer and
                                                 Director
Howard A. Nevins.......................  43    Executive Vice President and Director
Henry Schneider........................  34    Vice President and Director
Seymour J. Beder.......................  72    Secretary, Treasurer and Chief
                                               Financial Officer
Terrence Page..........................  52    Vice President
Evan Evans.............................  73    Director
Asher E. Fogel.........................  50    Director
Allen J. Rothman.......................  42    Director
Lawrence I. Schneider..................  63    Director and Chairman of Executive
                                                 Committee

     Theodore Rosen. Mr. Rosen has been Chairman of the Board of Directors of the Company since November 1993. Since June 1993, Mr. Rosen has been Managing Director of Burnham Securities. He was Senior Vice President of Oppenheimer & Co. from January 1991 to June 1993, and was Vice President of Smith Barney & Co. from 1989 to 1991. Mr. Rosen also currently serves as a director of Waterhouse Investors Cash Management Co., an investment management company engaged in management of money market mutual funds. Mr. Rosen holds a BA degree from St. Lawrence University and did graduate work at both Albany Law School and Columbia University School of Business.

     Richard H. Nelson. Mr. Nelson has been President, Chief Executive Officer and a Director of the Company since November 1993. Mr. Nelson has been engaged in the power plant industry for more than twenty years and has been involved with over 200 power projects throughout the world, 125 of which have been cogeneration projects. In 1973, Mr. Nelson formed Sartex Corp., which was merged into the Company, then called Cogenic Energy Systems, Inc. ("Cogenic"), in 1981. Mr. Nelson served as president of Cogenic until 1989. From January 1989 until January 1991, Mr. Nelson was president of Utility Systems Corp., a subsidiary of Cogenic. In January 1991, Mr. Nelson formed Utility Systems Florida, Inc. ("USF") where he served as president until November 1993, when USF and Cogenic merged, with Cogenic being the surviving corporation and changing its name to U.S. Envirosystems, Inc. U.S. Envirosystems changed its name to U.S. Energy Systems, Inc. in November 1996. Mr. Nelson was Special Assistant to the Director of the Peace Corps from 1961 to 1962; thereafter he served as Military Aide to the Vice President of the United States from 1962 to 1963 and Assistant to the President of the United States from 1963 to 1967. From 1967 to 1969, Mr. Nelson was Vice President of American International Bank, and from 1969 to 1973 he was Vice President of Studebaker-Worthington Corp. Mr. Nelson received his BA degree from Princeton University.

     Howard A. Nevins. Mr. Nevins has been Executive Vice President of the Company's Environmental Division and a Director of the Company since August 1997. Mr. Nevins has wide ranging experience in the fields of mineral exploration, chemical operations and environmental compliance. In 1985, he founded Trey Explorations, Inc., a land exploration and development drilling company which presently operates 80 oil and gas wells in the Illinois Basin. In 1990, he co-founded Midwest Custom Chemicals, Inc., a manufacturer and international distributor of specialty chemicals used for oil and water demulsification, specializing in used oil recycling. In 1994, he co-founded both Quality Environmental Laboratories, Inc. and America Enviro-Services, Inc., the latter company which was acquired by the Company in August 1997. Mr. Nevins remains on the boards of Midwest Custom Chemicals and Quality Environmental Laboratories. Mr. Nevins is a Certified Professional Geologist, past president of the Indiana-Kentucky Geological Society, past Chairman of the Society of Petroleum Engineers (Illinois Basin) and is currently on the boards of both the Illinois Oil &

Gas Association and the Independent Oil Producers. He is also on the Advisory Council of the Indiana Department of Natural Resources. Mr. Nevins received his BS degree in Geology from Western Michigan University in 1978.

     Henry Schneider. Mr. Schneider, a member of Energy Systems Investors, LLC, was appointed Vice President for Development in March 1998 and was appointed a Director of the Company in December 1998. From 1986 to 1988, Mr. Schneider was an associate at Drexel Burnham Lambert specializing in taxable institutional fixed income products and portfolio strategies. From 1989 to 1994, Mr. Schneider was an associate with S & S Investments and Wood Gundy, specializing in mergers, acquisitions and corporate restructuring. From 1994 to 1996, Mr. Schneider was a principal of Global Capital Resources, Inc., a private merchant bank. Since 1996, Mr. Schneider has been a private investor. He has been involved in arranging acquisitions and funding for the telecommunications, energy, apparel, airline, financial and garage industries. Mr. Schneider holds an Economics degree from Tufts University and a Master of Business Administration from Boston University. Mr. Schneider is the son of Lawrence I. Schneider.

     Seymour J. Beder. Mr. Beder has been Secretary, Treasurer and Chief Financial Officer of the Company since November 1993. From 1970 through 1980 he was Chief Financial Officer for Lynnwear Corporation, a textile company, and from 1980 to September 1993, Mr. Beder was president of Executive Timeshare, Inc., a provider of executive consulting talent. Mr. Beder is a Certified Public Accountant, and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Beder received his BA degree from City College of New York.

     Terrence Page. Mr. Page has been Vice President of Western Resources of the Company since March 1997. From 1982 to 1989, he was Regulatory Operations Supervisor of the Nevada Public Service Commission and from 1989 until he resigned to join the Company, he served as Director of Regulatory Operations. In this position, he had final responsibility for developing all staff positions brought before the Commission and coordinated with federal, state and local governments on matters of regulatory policy. He has served on the Nevada Department of Information Services Advisory Committee, the Ohio State University's National Regulatory Research Institute Advisory Committee, the Las Vegas Regional Transportation Advisory Committee and the Washoe Regional Water Planning Commission. Mr. Page holds his BS in Business from the University of the State of New York and his MS in Management from the American University.

     Evan Evans. Mr. Evans has been a Director of the Company since August 1995. Since 1983 he has been chairman of Holvan Properties, Inc. ("Holvan"), a real estate developer, and was managing director of Easco Marine, Ltd. from 1983 to 1988. Also, from 1985 to 1986 Mr. Evans was general manager of Belgian Refining Corporation ("BRC"), pursuant to a contract between BRC and Holvan, and from 1992 to 1996, Mr. Evans was a director of BRC. From 1981 to 1983 he was vice president of Getty Trading and Transportation Company and president of its subsidiary, Getty Trading International, Inc. From 1970 to 1981 Mr. Evans was vice president and member of the board of directors of United Refining Corp ("URC"). Mr. Evans also currently serves as a director of Holvan, and since 1997 has been a director of URC Mr. Evans received his BS degree in Mathematics from St. Lawrence University and his BS in Civil Engineering from M.I.T.

     Asher E. Fogel. Mr. Fogel was appointed to the Board of Directors of the Company in December 1998. From 1985 to 1997 Mr. Fogel held senior positions at Citicorp in London and New York specializing in corporate finance, capital markets and investment advice and was a Managing Director of Citicorp Securities, Inc. For twelve years prior to joining Citicorp Mr. Fogel held a number of positions in Bank or America and Samuel Montagu & Co. In June 1997, Mr. Fogel founded Dovertower Capital, a merchant banking boutique providing corporate finance services in the United States and international markets. Mr. Fogel holds a BA in Economics and an MBA from Hebrew University. Mr. Fogel has indicated to the Company that he will not stand for election to the Board of Directors at the 1999 annual meeting due to personal reasons.

     Allen J. Rothman. Mr. Rothman has been a member of the Board of Directors of the Company since January 1997. Mr. Rothman is a partner with the law firm of Robinson, Brog, Leinwand, Greene, Genovese & Gluck P.C. in New York with whom he has been associated since January 1996. Mr. Rothman specializes in corporate, finance and real estate law. Prior to joining Robinson Brog, he was associated with several New York law firms. Mr. Rothman received his BA degree from Columbia University and his JD degree from Harvard University.

     Lawrence I. Schneider. Mr. Schneider, manager of Energy Systems Investors, LLC, has been a member of Board of Directors since March 1998 and serves as Chairman of its Executive Committee. Mr. Schneider has been associated with numerous corporations through the years, including Newpark Resources, Inc., a company involved with oil field environmental remediation, where he was Chairman of the Executive Committee. Mr. Schneider was also a partner in Sassower, Jacobs and Schneider, a member firm of the New York Stock Exchange. He holds his BS degree from New York University. Mr. Schneider is the father of Henry Schneider.

          Director Nominee:

     Richard T. Brandt II. Richard Brandt is the Chairman and Chief Executive Officer of Marathon Capital, LLC, a Chicago based, financing company specializing in the origination, processing and financing of non-conforming commercial loans and leases. Prior to founding Marathon in 1999, Mr. Brandt served as the Senior Vice President and General Manager of the Vendor Financial Services unit of Transamerica Distribution Finance. During his tenure at Transamerica, Mr. Brandt created a dedicated Energy Financing Group, which provided capital for energy equipment retrofit projects as well as various other small and medium energy related project financing situations. Prior to his employment with Transamerica in 1997, Mr. Brandt held senior positions in several other niche financing companies including, Prime Capital, Inc., Lessor Capital Services and Dana Commercial Credit. He holds an undergraduate degree in economics from Oberlin College and an MBA from The University of Chicago.

ELECTION OF EXECUTIVE OFFICERS

     Our officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, directors, and beneficial owners of more than ten percent (10%) of our common stock to file reports of ownership and changes in their ownership of our equity securities with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the reports and representations furnished to us during the last fiscal year, we believe that each of these persons is in compliance with all applicable filing requirements, except Mr. Lawrence Schneider may have failed to file timely a Form 4 in August, 1999 relating to the exercise of his option and purchase of 27,778 shares of Series A Preferred Stock.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors is comprised of three classes of directors, each being elected every three years at our annual meeting of stockholders. Class I directors currently serve until the 2001 annual meeting of stockholders, Class II directors currently serve until the 1999 annual meeting of stockholders, and Class III directors currently serve until the 2000 annual meeting of stockholders. Messrs. Howard Nevins, Lawrence I. Schneider and Asher Fogel serve as Class I members of the Board of Directors, Messrs. Allen J. Rothman, Evan Evans and Henry Schneider serve as Class II members of the Board of Directors, and Messrs. Theodore Rosen and Richard H. Nelson serve as Class III members of the Board of Directors.

     Mr. Henry Schneider, who was appointed to the Board of Directors in 1998, and who serves as a Class II member of the Board of Directors, will stand for election at the 1999 annual meeting of stockholders for the first time.

     Mr. Asher Fogel was appointed to the Board in December 1998 to serve as a Class I director. Mr. Fogel's term expires at the 1999 annual meeting, however, he has informed the Company that he does not intend to stand for election due to personal reasons. Mr. Fogel's nomination will be filled by Richard T. Brandt II, who will stand for election at the 1999 annual meeting for the first time as a Class I member of the Company's Board of Directors.

     During the year ended January 31, 1999, the Board of Directors held a total of ten meetings and took approximately ten actions by unanimous written consent. During 1998, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

     The Board has two standing committees, an Audit Committee and an Executive Committee. The Board does not have either a Nominating Committee or a Compensation Committee.

     The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. Our Audit Committee is comprised of Messrs. Henry Schneider, Evans and Fogel (as of December 1998). The Audit Committee met twice in 1998.

     The Executive Committee oversees all of our business activities between meetings of the Board of Directors and may exercise the power and authority of the full Board of Directors to the extent permitted by Delaware law and our bylaws. The duties of the Executive Committee also include recommending to the Board remuneration to be paid to our executive officers, administering and monitoring compensation and recommending the establishment of incentive and bonus programs for our executives, including determining the number of options to be awarded pursuant to our stock option plans. Executive Committee members receive no additional compensation for their participation. The Executive Committee is comprised of Messrs. Lawrence Schneider (Chairman), Rothman, Nelson and Rosen. The Executive Committee met 12 times in 1998.

EXECUTIVE COMPENSATION

     The following table shows the total compensation we paid during the fiscal years ended January 31, 1999, 1998 and 1997 to Mr. Nelson, our President and Chief Executive Officer, and during the fiscal year ended January 31, 1999 and 1998 to Mr. Nevins, our Executive Vice President. No other of our executives received total compensation in excess of $100,000 during any of such years.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                           -------------------------------   --------------------------
                                           YEAR ENDED                                SECURITIES
NAME AND PRINCIPAL POSITION                JANUARY 31,    SALARY     BONUS   UNDERLYING OPTIONS/SARS(#)
---------------------------                -----------   --------    -----   --------------------------
Richard H. Nelson........................     1999       $162,500(1)  --               40,000
  President and Chief                         1998        150,000     --               50,000
  Executive Officer                           1997        150,000     --              100,000
Howard Nevins                                 1999        100,000     --               40,000
  Executive Vice President...............     1998         49,457(2)  --              100,000

---------------

(1) Mr. Nelson's annual base salary was increased from $150,000 to $165,000 on April 1, 1998.
(2) Mr. Nevins' employment contract with the Company commenced as of August 23, 1997, and provides for an annual salary of $100,000.

     The following table sets forth certain information with respect to all options to purchase shares of our common stock granted to the named executive officers during the fiscal year ended January 31, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                            PERCENT OF TOTAL
                                     NUMBER OF SECURITIES     OPTIONS/SARS
                                          UNDERLYING           GRANTED TO      EXERCISE OR
                                     OPTIONS/SARS OPTIONS     EMPLOYEES IN     BASE PRICE
               NAME                          (#)              FISCAL YEAR        ($/SH)      EXPIRATION DATE
               ----                  --------------------   ----------------   -----------   ---------------
Richard H. Nelson..................         40,000               13.45%           $2.50      August 26, 2008
Howard Nevins......................         40,000               13.45             2.50      August 26, 2008

TERMS OF OPTIONS

     Stock options to Messrs. Nelson and Nevins were granted in 1998 under our 1998 Executive Incentive Compensation Plan (the "1998 Plan"). All options granted in 1998 to Messrs. Nelson and Nevins, as well as to the other executive officers and directors, under the 1998 Plan are qualified, incentive stock options, expire 10 years from the date of grant, and were immediately exercisable upon the date of grant.

REPRICING OF STOCK OPTIONS

     On December 8, 1998, the Board of Directors unanimously approved a plan to reprice a total of 639,000 stock options held by certain of our directors, executive officers and employees to $2.50 per share, a price equal to approximately 24% above the average high bid and ask price of our common stock as reported on the Nasdaq SmallCap Market on December 7, 1998. The Board's decision to reprice these options was based on the Board's unanimous belief that such an action would help retain and provide incentives for the option holders whose compensation is largely dependent on their option grants. We granted a majority of these options in 1996 and 1997, and other options were granted in 1995.

     The following table shows stock option exercises during the fiscal year ended January 31, 1999 by the named executive officers. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at January 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND JANUARY 31, 1999 OPTION/SAR VALUE

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING
                                                                    UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                                                                  OPTIONS/SARS AT           MONEY OPTIONS/SARS AT
                                                                JANUARY 31, 1999(#)         JANUARY 31, 1999($)(1)
                       SHARES ACQUIRED                       -------------------------   ----------------------------
NAME                   ON EXERCISE(#)    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                   ---------------   -----------------   -------------------------   ----------------------------
Richard H. Nelson....         0                  0                   190,000/0                    $42,188/0
Howard A. Nevins.....         0                  0                   140,000/0                          0/0

---------------

(1) Represents the difference between market price of the Company's Common Stock and the exercise price of the options at January 31, 1999. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

COMPENSATION OF DIRECTORS

     Outside directors are compensated at an annual rate of $10,000 plus travel expenses, and must attend at least four meetings annually. Employee directors are not compensated for attendance at meetings of the

Board, although certain travel expenses relating to attending meetings are reimbursed. No additional compensation is given to committee members or participants in special projects.

EMPLOYMENT AGREEMENTS

     Mr. Nelson entered into an amended employment agreement with us on March 31, 1998 to serve as our President and Chief Executive Officer until March 31, 2001, which term automatically extends for additional one-year periods beginning on the second anniversary of the agreement and on each anniversary thereafter. Mr. Nelson's agreement currently provides for an annual salary of $165,000, commencing on April 15, 1998, plus normal benefits. If Mr. Nelson is terminated without cause during the term of the employment agreement, as defined in the agreement, or if Mr. Nelson resigns from our employment because his salary or benefits are decreased or he is demoted within three years after we have experienced a change in control, as defined in the employment agreement, he is entitled to severance pay equal to approximately three times his base salary. Under the terms of Mr. Nelson's employment agreement, he may not disclose any confidential information pertaining to our business nor compete with us during the term of his employment and for an additional two years.

     Mr. Rosen entered into an amended employment agreement with us on March 31, 1998, to serve as our Chairman of the Board of Directors until March 31, 2001, which term automatically extends for additional one-year periods beginning on the second anniversary of the agreement and on each anniversary thereafter. Mr. Rosen's agreement currently provides for an annual salary of $87,500, commencing on May 15, 1998, plus normal benefits. If Mr. Rosen is terminated without cause during the term of his employment, as defined in the agreement, or if Mr. Rosen resigns because his salary or benefits are decreased or he is demoted within three years after we experience a change in control, as defined in the employment agreement, he is entitled to severance pay equal to approximately three times his base salary. Under the terms of Mr. Rosen's employment agreement, he may not disclose any confidential information pertaining to our business nor compete with us during the term of his employment and for an additional two years thereafter.

     Mr. Nevins entered into an employment agreement with us on August 4, 1997, to serve as the Executive Vice President for a term of three years ending August 4, 2000. Mr. Nevins' contract provides for an annual salary of $100,000 plus normal benefits, and an initial grant of options to purchase 100,000 shares of our common stock. Provision is also made for incentive compensation in addition to the base salary and options. Under the terms of Mr. Nevins' employment agreement, Mr. Nevins agrees that he will not disclose any confidential information pertaining to our business nor compete with us during the term of his employment and for an additional two years thereafter, but no earlier than August 4, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of our common stock, owned as of October 1, 1999 (i) by each director and nominee, (ii) by each of our executive officers, (iii) by those persons known to us to beneficially own 5% or more of the outstanding shares of our common stock, and (iv) by all of our directors and officers as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of common stock, the address of such person is also set forth.

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS                                           BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
----------------                                           -----------------------     ----------------
Theodore Rosen...........................................           345,214(2)               6.28%
Richard H. Nelson........................................           328,210(3)               5.99
Howard A. Nevins.........................................           406,000(4)               7.30
Seymour J. Beder.........................................           128,500(5)               2.43
Evan Evans...............................................           117,500(6)               2.23
Allen J. Rothman.........................................           128,500(7)               2.43
Lawrence I. Schneider....................................         1,201,112(8)              18.90

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS                                           BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
----------------                                           -----------------------     ----------------
Henry Schneider..........................................         1,077,500(9)              17.29%
Asher Fogel..............................................            65,000(10)              1.25
Richard T. Brandt II.....................................            20,000(11)                 *
Energy Systems Investors, LLC............................         1,000,000(12)             16.25
  450 Park Avenue
  Suite 1000
  New York, New York 10022
Cambridge Investments Limited............................           360,000(13)              6.53
  600 Montgomery Street
  27th Floor
  San Francisco, CA 94111
All officers and directors as a group (10 persons).......         2,817,536                 33.05

---------------

  *  Indicates less than 1%.
(1) The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercises its option. The address of each of the officers and directors is 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401.
(2) Includes 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share, 11,357 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, and 200,250 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share. Excludes 50,000 shares issuable upon exercise of options exercisable in March 2000.
(3) Includes 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 50,000 shares issuable upon exercise of options at an exercise price of $2.031 per share, and 140,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share. Excludes 50,000 shares issuable upon exercise of options exercisable in March 2000.
(4) Includes 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, and 140,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share. Excludes 25,000 shares issuable upon exercise of options exercisable in March 2000.
(5) Includes 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 85,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share, and 15,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share. Excludes 25,000 shares issuable upon exercise of options exercisable in March 2000.
(6) Includes 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 81,250 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share, and 10,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share. Excludes 25,000 shares issuable upon exercise of options exercisable in March 2000.
(7) Includes 37,500 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 80,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share, and 10,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share. Excludes 37,500 shares issuable upon exercise of options exercisable in March 2000.
(8) Includes 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share and 250,000 shares of Series A Preferred Stock, currently convertible into 1,000,000 shares of Common Stock, which is owned by Energy Systems Investors, LLC, and 27,778 shares of Series A Preferred Stock, currently convertible into 111,112 shares of Common Stock, which is owned by Mr. Schneider directly. Lawrence I. Schneider and Henry Schneider are members and managers of Energy Systems Investors, LLC; Rita Schneider is a member of Energy Systems Investors, LLC. Henry Schneider is the son of Lawrence and Rita Schneider. Excludes 50,000 shares issuable upon exercise of options exercisable in March 2000.
(9) Includes 37,500 shares issuable upon exercise of presently exercisable options of an exercise price of $2.875 per share, and 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share and 250,000 shares of Series A Preferred Stock, currently convertible into 1,000,000 shares of Common Stock, which is owned by Energy Systems Investors, LLC. Henry Schneider and Lawrence Schneider are members and managers of Energy Systems Investors LLC. Henry Schneider is the son of Lawrence Schneider. Excludes 37,500 shares issuable upon exercise of options exercisable in March 2000.
(10) Includes 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share, and 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.50 per share. Excludes 25,000 shares issuable upon exercise of options exercisable in March 2000.
(11) Consists of 20,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.875 per share. Excludes 20,000 shares issuable upon exercise of options exercisable in March 2000.
(12) Comprised of 250,000 shares of Series A Preferred Stock, currently convertible into 1,000,000 shares of Common Stock. Lawrence I. Schneider and Henry Schneider are members and managers of Energy Systems Investors, LLC; Rita Schneider is a member of Energy Systems Investors, LLC. Henry Schneider is the son of Lawrence and Rita Schneider.
(13) Based on a Schedule 13-D sent to the Company on December 26, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lawrence I. Schneider is a manager and member of Energy Systems Investors, LLC, the entity which was granted an option to purchase up to 888,888 shares of our Series A Preferred Stock, at our 1998 annual meeting of stockholders. Mr. Schneider is a member of our Board of Directors and chairman of its Executive Committee. Appointment to these positions was a condition of the Energy Systems Investors' initial purchase of 250,000 shares of our Series A Preferred Stock. Henry Schneider, our Vice President and a Director, is also a manager and a member of Energy Systems Investors. His appointment to the positions as Vice President and Director were made following, but not as a condition to, this financing.

     Howard Nevins, Executive Vice President and a Director, was the former President and Director of American Enviro-Services, Inc., an Indiana corporation which we acquired pursuant to a merger in August 1997. As part of this AES merger, Mr. Nevins received 240,000 shares of our common stock and options to purchase 100,000 shares of our common stock. Mr. Nevins was also appointed to our Board of Directors in connection with the merger.

     The law firm of Robinson, Brog, Leinwand, Green, Genovese & Gluck P.C., of which Allen J. Rothman, one of our directors, is a partner, provides us with certain legal services from time to time.

     All transactions between us and our officers, directors, principal stockholders or other affiliates have been on terms no less favorable than those that are generally available from unaffiliated third parties. Any such future transactions will be on terms no less favorable to us than could be obtained from an unaffiliated third party on an arm's-length basis and will be approved by a majority of our independent and disinterested directors.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Our Board currently consists of eight directors. The directors are divided into three classes (Classes I, II and III), whose three-year terms of office expire in annual succession. Currently, the Classes of the Board are comprised as follows:

CLASS      DIRECTORS                                                TERM EXPIRES
-----      ---------                                                ------------
 I         Howard Nevins, Lawrence I. Schneider, Asher Fogel            2001
II         Allen J. Rothman, Evan Evans, Henry N. Schneider             1999
III        Theodore Rosen, Richard H. Nelson                            2000

     At this annual meeting, three Class II directors will be elected to serve until the annual meeting of stockholders in 2002, or until their successors have been duly elected and qualified. The Board has nominated the following three persons to serve as Class II directors:

                                ALLEN J. ROTHMAN
                                   EVAN EVANS
                               HENRY N. SCHNEIDER

     Mr. Henry Schneider, who was appointed a member of the Board in December 1998 by action of the Board, is standing for election by the stockholders for the first time.

     Additionally, at this annual meeting, one Class I director will be elected to serve until the annual meeting of stockholders in 2001, or until his successor has been duly elected and qualified. Mr. Asher Fogel was appointed to the Board in December 1998 to serve as a Class I director. Mr. Fogel was to stand for election at this annual meeting, but he has informed the Company that he does not intend to do so for personal reasons. The Board, therefore, has nominated as of October 1999 the following person to serve as a Class I director:

                              RICHARD T. BRANDT II

     If, at the time of election, any of the nominees should be unavailable for election, a circumstance which we do not expect, it is intended that the proxies will be voted for such substitute nominee as we may select. Proxies not marked to the contrary will be voted for the election of the persons listed above.

     Biographical information relating to these nominees for director positions appears above starting on page 5 of this proxy statement under the heading "DIRECTORS AND EXECUTIVE OFFICERS".

            THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
              ALL FOUR OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                                 MISCELLANEOUS

INDEPENDENT AUDITORS

     The Audit Committee and the Board of Directors has selected the firm of Richard A. Eisner & Co., LLC, independent certified public accountants, to examine our consolidated financial statements and those of our subsidiaries for the fiscal year ended January 31, 2000. Representatives of Richard A. Eisner are expected to be available at the annual meeting, and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

OTHER MATTERS

     At the time this proxy statement went to press, the Board of Directors knew of no matters to be presented for consideration at the annual meeting other than those described in this proxy statement. If other matters are properly presented, it is the intention of the persons designated as proxies in the enclosed form of proxy to vote as proxies with respect to such matters in accordance with their best judgment.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Any stockholder satisfying the Securities and Exchange Commission ("SEC") requirements and wishing to submit a proposal to be included in the proxy statement for the 2000 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, U.S. Energy Systems, Inc., 515 N. Flagler Drive, Suite 702, W. Palm Beach, Florida 33401. We must receive a proposal by June 18, 2000 in order to consider it for inclusion in the proxy statement for the 2000 Annual Meeting of stockholders.

     Stockholders who wish to present director nominations or any other business at the 2000 Annual Meeting of Stockholders are required to notify the Corporate Secretary of their intent no later than September 18, 2000 and the notice must provide information as required in our By-laws. A copy of these By-laws requirements will be provided upon request in writing to the Corporate Secretary. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement, nor does it apply to questions a shareholder may wish to ask at the meeting.

     We retain discretion to vote proxies we receive with respect to proposals received after September 18, 2000, provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

                                          By Order of the Board of Directors

                                          /s/ Seymour J. Beder

                                          Seymour J. Beder
                                          Chief Financial Officer and Secretary

West Palm Beach, Florida
October 18, 1999

                           U.S. ENERGY SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1999


         The undersigned hereby appoints Richard H. Nelson and Seymour J. Beder, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of U.S. Energy Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of U.S. Energy Systems to be held at The City Athletic Club, 50 W. 54th Street, New York, New York, on November 16, 1999, at 10:00 a.m., (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. MANAGEMENT RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL ONE.

PROPOSAL ONE:     Election of Directors.

  [ ] FOR all nominees listed below       [ ] WITHHOLD  AUTHORITY  to vote for
                                              all nominees listed below

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. NOMINEES ARE:
Class II: Allen J. Rothman, Evan Evans and Henry Schneider, Class I: Richard T. Brandt II.

* To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:


(Continued and to be signed on other side)

DATED ____________________________          ___________________________________




                      -----------------------------------
                                  SIGNATURE(S)



Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.